    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 1998


                                                      REGISTRATION NO. 333-60119
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                AMENDMENT NO. 4

                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                  CONOCO INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                       2911
      (State or Other Jurisdiction of                (Primary Standard Industrial
       Incorporation or Organization)                Classification Code Number)

                  DELAWARE                                     51-0370352
      (State or Other Jurisdiction of                       (I.R.S. Employer
       Incorporation or Organization)                    Identification Number)

                            600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079
                                 (281) 293-1000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                R. A. HARRINGTON
                       SENIOR VICE PRESIDENT, LEGAL, AND
                                GENERAL COUNSEL
                                  CONOCO INC.
                            600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079
                              TEL: (281) 293-1000
                              FAX: (281) 293-1440
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                                   Copies to:

          MATTHEW J. MALLOW, ESQ.                       WALTER J. SMITH, ESQ.
         EILEEN NUGENT SIMON, ESQ.                      BAKER & BOTTS, L.L.P.
           SKADDEN, ARPS, SLATE,                           ONE SHELL PLAZA
             MEAGHER & FLOM LLP                             910 LOUISIANA
              919 THIRD AVENUE                           HOUSTON, TEXAS 77002
          NEW YORK, NEW YORK 10022                       TEL: (713) 229-1234
            TEL: (212) 735-3000                          FAX: (713) 229-1522
            FAX: (212) 735-2000

          MATTHEW J. MALLOW, ESQ.                         JOHN W. WHITE, ESQ.
         EILEEN NUGENT SIMON, ESQ.                      CRAVATH, SWAINE & MOORE
           SKADDEN, ARPS, SLATE,                           825 EIGHTH AVENUE
             MEAGHER & FLOM LLP                         NEW YORK, NEW YORK 10019
              919 THIRD AVENUE                            TEL: (212) 474-1000
          NEW YORK, NEW YORK 10022                        FAX: (212) 474-3700
            TEL: (212) 735-3000
            FAX: (212) 735-2000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM                     AMOUNT OF
                    TITLE OF SECURITIES                             AGGREGATE OFFERING                  REGISTRATION
                      BEING REGISTERED                                   PRICE(1)                            FEE
------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par value per share..............          $4,140,000,000                     $1,221,300
------------------------------------------------------------------------------------------------------------------------------
Preferred Share Purchase Rights ("Rights")(2)...............                --                               --
------------------------------------------------------------------------------------------------------------------------------
Options to purchase Class A Common Stock and stock
  appreciation rights with respect to Class A Common
  Stock(3)..................................................           $214,425,000                        $63,256
------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par value per share(4)...........                --                               --
------------------------------------------------------------------------------------------------------------------------------
Total.......................................................          $4,354,425,000                    $1,284,556(5)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) of the Securities Act.
(2) Rights initially will trade together with the Class A Common Stock. The value attributable to the Rights, if any, will be reflected in the market price of the Class A Common Stock.
(3) Consists of options to purchase Class A Common Stock and stock appreciation rights with respect to Class A Common Stock (collectively, the "Conoco Options") to be granted by Conoco Inc. under its 1998 Stock and Performance Incentive Plan and its 1998 Key Employee Stock Performance Plan upon surrender by the holders thereof of options to purchase common stock, $0.30 par value per share, of E. I. du Pont de Nemours and Company and of stock appreciation rights with respect to DuPont common stock (collectively, the "DuPont Options"). The aggregate offering price of the Conoco Options has been determined based on the aggregate in-the-money value of the DuPont Options eligible to be surrendered calculated using the average of the high and low prices of DuPont common stock on August 18, 1998.
(4) Consists of such indeterminate number of shares of Class A Common Stock underlying the Conoco Options being registered hereby.

(5) Previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     This Amendment No. 4 consists solely of Part II to the Registration Statement, as well as certain exhibits to be filed.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is a table of the registration fee for the Securities and Exchange Commission, the filing fee for the National Association of Securities Dealers, Inc., the listing fee for the New York Stock Exchange and estimates of all other expenses to be incurred in connection with the issuance and distribution of the securities described in this Registration Statement, other than underwriting discounts and commissions:


SEC registration fee........................................   $ 1,284,556
NASD filing fee.............................................        30,500
NYSE listing fee............................................        *
Blue sky fees and expenses..................................        *
Printing expenses...........................................        *
Legal fees and expenses.....................................        *
Accounting fees and expenses................................        *
Transfer agent and registrar fees...........................       --
Miscellaneous...............................................        *
                                                               -----------
          Total.............................................   $    *
                                                               ===========


---------------
* To follow by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute required court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, By-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personably liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit.

     Article 5E(2) of the Registrant's Certificate of Incorporation provides that no director shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of such Article 5E(2) shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The Company's By-laws provide for indemnification of directors and officers to the maximum extent permitted by Delaware law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:


        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           1.1           -- Form of Underwriting Agreement**
           1.2           -- Underwriting Letter Relating to Reserved Share Program**
           3.1           -- Certificate of Incorporation*
           3.2           -- By-laws of the Company*
           4.1           -- Specimen Certificate for shares of Class A Common Stock of the Registrant*
           4.2           -- Specimen Certificate for shares of Class B Common Stock of the Registrant*
           4.3           -- Preferred Share Purchase Rights Agreement***
           4.4           -- Promissory Note and Guaranty to DuPont Energy Company*
           4.5           -- Promissory Note to DuPont Chemical and Energy Operations
                            Inc. (Norway)*
           4.6           -- Promissory Note to DuPont Chemical and Energy Operations
                            Inc. (United Kingdom and Poland)*
           4.7           -- Promissory Note and Guaranty to DuPont Energy Company***
           4.8           -- Revolving Credit Agreement and Guaranty**
           5.1           -- Opinion as to the legality of the Class A Common Stock
                            being offered*
          10.1           -- Restructuring, Transfer and Separation Agreement between
                            DuPont and Conoco**
          10.2           -- Tax Sharing Agreement between DuPont and Conoco**
          10.3           -- Employee Matters Agreement between DuPont and Conoco*
          10.4           -- Information Systems and Telecommunications Carrier
                            Transitional Services and Facilities Lease Agreement
                            between DuPont and Conoco*
          10.5           -- Transitional Services Agreement between DuPont and the
                            Company*
          10.6           -- Registration Rights Agreement between DuPont and Conoco**
          10.7           -- Natural Gas Supply Agreement between DuPont and Conoco*
          10.8           -- Severance Agreement, dated May 10, 1998, between Conoco and Archie W. Dunham*
          10.9           -- 1998 Stock and Performance Incentive Plan*
          10.10          -- 1998 Key Employee Stock Performance Plan*
          10.11          -- Humber DME Agreement*
          10.12          -- Deferred Compensation Plan for Nonemployee Directors*
          10.13          -- Conoco Inc. Key Employee Severance Plan*
          10.14          -- Conoco Inc. Key Employee Temporary Severance Plan*
          10.15          -- Conoco Salary Deferral & Savings Restoration Plan*
          10.16          -- Directors' Charitable Gift Plan*
          10.17          -- Motor Carrier Contract between Sentinel and Conoco*
          10.18          -- Mount Belvieu Agreements*
          15             -- Awareness Letter of PricewaterhouseCoopers LLP*
          21.1           -- List of Principal Subsidiaries of the Registrant*
          23.1           -- Consent of PricewaterhouseCoopers LLP*
          23.2           -- Consent of DeGolyer and MacNaughton*
          24             -- Power of Attorney*
          27             -- Financial Data Schedule*
          99             -- Consents of Proposed Directors*
          99.1           -- Consent of Solomon Associates*


---------------


  * Filed previously



 ** Filed herein



*** Filed previously and refiled herein

     (b) Financial Data Schedules:

        The following financial statement schedules are filed herewith:

           Summary Financial Information -- Balance Sheet and Income Statement at December 31, 1997

           Summary Financial Information -- Balance Sheet and Income Statement at June 30, 1998

          Schedules have been omitted because the information required to be set forth therein is either not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) It will provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 14, 1998.


                                            CONOCO INC.


                                            By:   /s/ RICK A. HARRINGTON

                                              ----------------------------------

                                              Name: Rick A. Harrington


                                                Title:Senior Vice President,
                                                      Legal, and General Counsel



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed below by the following persons in the capacities indicated on October 14, 1998.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            President, Chief Executive Officer and
-----------------------------------------------------    Director
                  Archie W. Dunham

                          *                            Senior Vice President, Finance, and Chief
-----------------------------------------------------    Financial Officer (Principal Financial
                  Robert W. Goldman                      Officer and Principal Accounting Officer)

                          *                            Chairman of the Board and Director
-----------------------------------------------------
                Edgar S. Woolard, Jr.

                          *                            Director
-----------------------------------------------------
                  Gary M. Pfeiffer

             *By: /s/ RICK A. HARRINGTON
  ------------------------------------------------
                 Rick A. Harrington
                  Attorney-in-Fact

                                 EXHIBIT INDEX


        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           1.1           -- Form of Underwriting Agreement**
           1.2           -- Underwriting Letter Relating to Reserved Share Program**
           3.1           -- Certificate of Incorporation*
           3.2           -- By-laws of the Company*
           4.1           -- Specimen Certificate for shares of Class A Common Stock of the Registrant*
           4.2           -- Specimen Certificate for shares of Class B Common Stock of the Registrant*
           4.3           -- Preferred Share Purchase Rights Agreement***
           4.4           -- Promissory Note and Guaranty to DuPont Energy Company*
           4.5           -- Promissory Note to DuPont Chemical and Energy Operations
                            Inc. (Norway)*
           4.6           -- Promissory Note to DuPont Chemical and Energy Operations
                            Inc. (United Kingdom and Poland)*
           4.7           -- Promissory Note and Guaranty to DuPont Energy Company***
           4.8           -- Revolving Credit Agreement and Guaranty**
           5.1           -- Opinion as to the legality of the Class A Common Stock
                            being offered*
          10.1           -- Restructuring, Transfer and Separation Agreement between
                            DuPont and Conoco**
          10.2           -- Tax Sharing Agreement between DuPont and Conoco**
          10.3           -- Employee Matters Agreement between DuPont and Conoco*
          10.4           -- Information Systems and Telecommunications Carrier
                            Transitional Services and Facilities Lease Agreement
                            between DuPont and Conoco*
          10.5           -- Transitional Services Agreement between DuPont and the
                            Company*
          10.6           -- Registration Rights Agreement between DuPont and Conoco**
          10.7           -- Natural Gas Supply Agreement between DuPont and Conoco*
          10.8           -- Severance Agreement, dated May 10, 1998, between Conoco and Archie W. Dunham*
          10.9           -- 1998 Stock and Performance Incentive Plan*
          10.10          -- 1998 Key Employee Stock Performance Plan*
          10.11          -- Humber DME Agreement*
          10.12          -- Deferred Compensation Plan for Nonemployee Directors*
          10.13          -- Conoco Inc. Key Employee Severance Plan*
          10.14          -- Conoco Inc. Key Employee Temporary Severance Plan*
          10.15          -- Conoco Salary Deferral & Savings Restoration Plan*
          10.16          -- Directors' Charitable Gift Plan*
          10.17          -- Motor Carrier Contract between Sentinel and Conoco*
          10.18          -- Mount Belvieu Agreements*
          15             -- Awareness Letter of PricewaterhouseCoopers LLP*
          21.1           -- List of Principal Subsidiaries of the Registrant*
          23.1           -- Consent of PricewaterhouseCoopers LLP*
          23.2           -- Consent of DeGolyer and MacNaughton*
          24             -- Power of Attorney*
          27             -- Financial Data Schedule*
          99             -- Consents of Proposed Directors*
          99.1           -- Consent of Solomon Associates*


---------------


  * Filed previously



 ** Filed herein



*** Filed previously and refiled herein